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EXHIBIT 10.3
ACT OF CASH SALEUNITED STATES OF AMERICA

BY:  PALISADE PROPERTIES, INC.STATE OF LOUISIANA

TO:  DIAMOND HOLDING, L.L.C.PARISH OF EAST BATON ROUGE


CASH SALE

     On this 21st day of July, 2000, before me, David H. Garret, a Notary Public, duly commissioned and qualified in and for the State of Louisiana, Parish of East Baton Rouge, and in the presence of the undersigned competent witnesses, personally came and appeared:

     PALISADE PROPERTIES, INC., 6989 Menlo Drive, Baton Rouge, LA 70808, as Seller, herein represented by Leonard LaPlace, duly Authorized by the Board of Directors. PALISADE PROPERTIES, INC. is a Louisiana corporation domiciled in East Baton Rouge Parish, Louisiana; "Seller"

AND

     DIAMOND HOLDING, L.L.C., 8224 Summa Ave., Ste. B, Baton Rouge, LA 70809, as Purchaser, herein represented by Thomas H. Normile, a managing member, "Purchaser".

     The Seller declares that it does by these presents grant, bargain, sell, convey, transfer, assign, set over, abandon and deliver unto the Purchaser, here present accepting, and purchasing for itself and its successors and assigns, and acknowledging due delivery and possession, all and singular the following-described property ("Property"):

SEE "EXHIBIT A" ATTACHED HERETO FOR PROPERTY DESCRIPTION

     To have and to hold the Property unto the Purchaser, and Purchaser's successors and assigns forever.

     This sale is made without any warranties of title whatsoever, whether expressed or implied, not even for the return of the purchase price, or any part thereof, except for the acts of the Seller or anyone claiming by, through or under the Seller; (a) this sale is made without any warranty whatsoever as to the condition or fitness of the Property for any purpose, whether expressed or implied, not even for the return of the purchase price or any part of it, including, but not limited to, any warranties against redhibitory defects; and
(b) the Purchaser expressly waives the benefit of any and all such warranties. Without limiting the foregoing, the Purchaser declares and acknowledges that it has had ample opportunity to examine the Property and all of the improvements located on it in connection with the use to which the Purchaser intends to make of the Property and of such improvements, that it accepts the Property and such improvements "as is," "where is" and "with all faults," including, but not limited to, all environmental vices or defects; and that it specifically relieves and releases the Seller from any and all claims for vices or defects in the Property or in any improvements thereon, whether obvious or latent, known or unknown; and that it specifically and particularly waives any and all claims or causes of action for redhibition pursuant to Louisiana Art 2520 et seq. or diminution of the consideration pursuant to Louisiana Art 2541 et seq., for concealment and/or any other theory of law. However, the Seller subrogates the Purchaser in and to all rights and action in warranty which the Seller has or may have against previous owners and vendors of the Property, including but not limited to any recourse the Seller has against a title insurance company under the Seller's policy of title insurance on the Property.

PURCHASE PRICE

     This sale is made and accepted for and in consideration of Purchaser transferring to Seller 3,528,000 member shares (an 84% interest) in Diamond Holding, L.L.C. and other good and valuable consideration which the Purchaser has paid to the Seller. Seller acknowledges the receipt of the 3,528,000 member shares in Diamond Holding, L.L.C. and grants full acquittance and discharge.

     Seller acknowledges that it has received full and adequate consideration for the Property conveyed. Accordingly, Seller waives any vendor's lien it may have and any right to rescind this sale, in whole or in part, for failure to pay the consideration or any part of it.

PERMITTED TITLE MATTERS

     This conveyance is made and accepted subject to the following restrictive covenants, servitudes, encumbrances and other matters of public record ("Permitted Exceptions"):

     This sale is subject to a collateral note and mortgage dated the 7th day of July, 2000, in the amount of one million fifty thousand ($1,050,000) dollars, recorded in the mortgage records of East Baton Rouge, Louisiana as original number 996 and recorded in mortgage bundle 1140 at page ___ on the 21st day of July, 2000.

Seller agrees to subordinate the above collateral note and mortgage to operating loans and construction/permanent loans for the construction of a critical care facility by the Purchaser.

     By acquiring the Property subject to the Permitted Exceptions, the Purchaser does not acknowledge the validity or enforceability of those matters for any purpose, including, but not limited to, interruption of prescription.

MISCELLANEOUS

     The parties declare that all taxes up to and including taxes due in 1999 are paid in full. Taxes for the year 2000 will be paid by the Purchaser.

     The parties waive the production of mortgage and conveyance certificates and tax researches and relieve and release the undersigned notaries public from any liability in connection with this Agreement

     The captions and headings appearing in this sale are for convenience and reference only and are not intended, to any extent or for any purpose, to limit or define the text of any section or subsection.

     THUS DONE AND PASSED, on this 21st day of July, 2000, in Baton Rouge, Louisiana in the presence of the undersigned competent witnesses and me, Notary

WITNESSES:PALISADE PROPERTIES, INC., SELLER

/s/ Chris GarrettBy      /s/ Leonard J. LaPlace
/s/ Sharon Murphy        Leonard LaPlace

                         DIAMOND HOLDING, L.L.C., PURCHASER
                         By /s/ Thomas H. Normile
                         Thomas H. Normile

/s/ David H. Garrett
NOTARY PUBLIC

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ACT OF CASH SALEUNITED STATES OF AMERICA

BY:  PALISADE PROPERTIES, INC.STATE OF LOUISIANA

TO:  DIAMOND HOLDING, L.L.C.PARISH OF EAST BATON ROUGE


EXHIBIT A

A certain tract of land designated as Tract 2-A-1-A of the former Paul E. Ranney et al Tract 2, located in Sections 46 and 80 Township 7 South, Range 2 East, Greensburg Land District, East Baton Rouge Parish, Louisiana, and being more particularly described as follows:

Commence at the point common to the intersection of the northern and eastern property lines of Tract "1" of the subdivision of the 929.5+ acre unnumbered Paul E. Ranney, et al tract and the intersection of the western and northern property lines of the portion of Tract 2-A- 1 of the subdivision of the 929.5+ acre unnumbered Paul E. Ranney, et al tract, said point designated as POINT OF BEGINNING:

Thence proceed South 0 degrees 15'00"E a distance of 472.46 feet to a point and corner;
Thence proceed North 89 degrees 44'24"E a distance of 258.82 feet to a point and corner;
Thence proceed North 0 degrees 15'00"W a distance of 114.49 feet to a point and corner;
Thence proceed North 89 degrees 44'24"E a distance of 251.79 feet to a point and corner;
Thence proceed North 40 degrees 54'16"E a distance of 479.40 feet to a point and corner;
Thence proceed South 89 degrees 25'55"W a distance of 833.82 feet to the POINT OF BEGINNING.

LESS AND EXCEPT a designated 50' utility servitude beginning at the northwest property corner extending in an easterly direction along said property line from POINT OF BEGINNING.

The above described Tract 2-A-1-A contains a total of 5.0 acres, more or less.